SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2016 (February 15, 2016)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant in the form of an option to purchase shares of the Neuralstem, Inc. (the “Company”) common stock, par value $0.01 (“Common Stock”) to Richard Daly is incorporated by reference into this Item.  The inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Richard Garr as the Company’s Chief Executive Officer

On February 15, 2016, in connection with the hiring of Mr. Daly as discussed herein, Richard Garr ceased to serve as the Company’s Chief Executive Officer, President and General Counsel. Mr. Garr will continue to serve on the Company’s board and will continue to assist the Company through a transition period.

Appointment of Richard Daly as Chief Executive Officer, President and Board Member.

On February 16, 2016, the Company announced that Richard Daly has been appointed Chief Executive Officer, President, and as a member of the Company’s board of directors (“Board”) effective February 15, 2016 (“Effective Date”). Mr. Daly will serve as a Class III member of the Company’s Board and will be up for re-election at the Company’s 2017 annual shareholders meeting. Pursuant to Mr. Daly’s appointment as a member of the Board, the Board expanded the number of directors from seven (7) to eight (8). Mr. Garr will continue to serve as a member of the Board.

Mr. Daly, age 54, has over 25 years of commercial pharmaceutical experience working in positions of progressive responsibility in sales, marketing and operations. From November 2015 until February 2016, Mr. Daly was a managing partner at Ravine Rock Partners, LLC, a bio-pharmaceutical consulting company.  Prior to that, from August 2013 until November 2014, Mr. Daly was the President of U.S. Diabetes, a subsidiary of AstraZeneca Pharmaceutical LP. From October 2011 until November 2012, Mr. Daly was a founding partner, board member and investor in SagePath Partners LLC, a commercial outsourcing provider to the pharmaceutical industry.  Between July 2008 and October 2011, Mr. Daly was executive vice president of North and South America for Takeda NA, the north American subsidiary of Takeda Pharmaceuticals (TSE: TYO).  Since June 2015, Mr. Daly has served on the board of directors and on the Compensation and Commercial Committees for Synergy Pharmaceuticals (NASDAQ: SGYP). Since February 2015, Mr. Daly has also served on the board of directors and on the Compensation Committee of Catalyst Pharmaceuticals (NASDAQ: CPRX).  Mr. Daly holds a BS in Microbiology from The University of Notre Dame and an MBA from Northwestern University's Kellogg Graduate School of Management. In evaluating Mr. Daly’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his prior work with both public and private organizations, including his experience in building biopharmaceutical organizations, his strong business development background and his past experience and relationships in the biopharma and biotech fields.

There is no arrangement or understanding between Mr. Daly and any other person pursuant to which Mr. Daly was selected as the Company’s Chief Executive Officer, President, or as a Board member. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Daly has a direct or indirect material interest. There are no family relationships between Mr. Daly and any of the directors or officers of the Company or any of its subsidiaries.

Employment Related Contracts

On February 15, 2016, in connection with Mr. Daly’s employment, we entered into an at-will employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Daly will receive a base salary of $440,000 per year and will be eligible to receive an annual cash bonus based on achievement of certain performance goals with a target of 50% of his base salary. In addition, as an inducement to Mr. Daly’s employment, we issued him an inducement option to purchase 2,750,000 shares of Common Stock (“Inducement Option”) on February 15, 2016 (“Grant Date”). The Inducement Option has a term of ten (10) years, and vests as follows: (i) 687,500 options vest on the six (6) month anniversary of the Grant Date, (ii) 687,500 options vest on the one (1) year anniversary of the Grant Date and the remaining 1,375,000 options vesting quarterly over the subsequent three (3) year period such that the Inducement Option will be fully vested on the four (4) year anniversary of the Grant Date.

Pursuant to the Employment Agreement if the Company terminates Mr. Daly’s employment without Cause or Mr. Daly resigns with Good Reason, as each term is defined in the Employment Agreement, Mr. Daly will be eligible for (a) payment of his accrued but unpaid base salary, any unpaid or unreimbursed expenses and any accrued but unused vacation through the date of termination; and (b) continued payment of his base salary for (i) 18 months following the termination date if termination occurs within 12 months of the Effective Date, (ii) 12 months following the termination date if termination occurs within between 12 and 24 months of the Effective Date, or (iii) 9 months following the termination date if termination occurs 24 months after the Effective Date (collectively, the “Severance Benefits”). Further, if within 18 months following a Sale Event (as defined in the Company’s Inducement Plan) Mr. Daly’s employment is (a) terminated by the Company for any reason (other than as a result of his death or disability or a with Cause termination) or (b) terminated by Mr. Daly with Good Reason, then Mr. Daly will be eligible to receive, in addition to the Severance Benefits: (i) acceleration of the vesting of 100% of Mr. Daly’s then outstanding unvested equity awards and (ii) payment of a pro rata portion of Mr. Daly’s target annual bonus for the year in which the termination of employment occurs.

In addition, pursuant to the Employment Agreement, the Company will: (a) provide Mr. Daly with a housing allowance of up to $5,000 per month for rental of an apartment near the Company’s headquarters until the earlier of (i) 12 months from the Effective Date or (ii) such time as Mr. Daly relocates to where the Company is headquartered; (b) reimburse Mr. Daly for reasonable commuting expenses between the Chicago, Illinois area and the Washington, D.C. area, including air travel; (c) offset any tax liability of Mr. Daly associated with such housing allowance and commuting expense reimbursements; (d) reimburse Mr. Daly for incurrence of fees for tax and financial planning up to $5,000 on an annual basis, subject to the Company’s receipt of appropriate documentation, and (e) reimbursement of reasonable legal and accounting expenses incurred in connection with his employment.

Mr. Daly also entered into a confidential information and invention assignment agreement (“Assignment Agreement”) governing the ownership of any inventions and confidential information. Mr. Daly also entered into the Company’s standard indemnification agreement which is entered into by the Company’s officers and directors.

The foregoing summary of certain terms of the Employment Agreement and Assignment Agreement are qualified in their entirety by the terms of the Employment Agreement and Assignment Agreement, which are attached to this report as Exhibits 10.01 and 10.02, respectively.

On February 16, 2016, the Company issued a press release announcing Mr. Daly’s appointment, which is attached to this report as Exhibit 99.01.

Adoption of Inducement Plan; Grant of Inducement Award.

On February 15, 2016, the Board adopted the Neuralstem, Inc. Inducement Award Stock Option Plan (“Plan”) and the Form of Inducement Award Non-Qualified Stock Option Grant (“Form of Grant”). The Plan and Form of Grant are attached to this report as Exhibits 4.01 and 4.02, respectively. In accordance with NASDAQ Listing Rule 5635(c)(4), the Company did not seek approval of the Plan by our stockholders. Pursuant to the Plan, the Company may grant stock options for up to a total of 6,000,000 (less the grant to Mr. Daly) shares of common stock to new employees of the Company.

The foregoing description of the Plan and Form of Grant are qualified in their entirety by the terms of the Plan and Form of Grant, attached to this report as Exhibits 4.01 and 4.02, respectively.

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Inducement Award Stock Option Plan adopted on February 15, 2016
4.02	Form of Inducement Award Non-Qualified Stock Option Grant
10.01	Richard Daly Employment Agreement
10.02	Confidential Information and Invention Assignment Agreement
99.01	Press Release dated February 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 19, 2016	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Inducement Award Stock Option Plan adopted on February 15, 2016
4.02	Form of Inducement Award Non-Qualified Stock Option Grant
10.01	Richard Daly Employment Agreement
10.02	Confidential Information and Invention Assignment Agreement
99.01	Press Release dated February 16, 2016